Exhibit 10.1

DIRECTORSHIP AGREEMENT

THIS AGREEMENT is dated on the 20th day of July, 2015.

BETWEEN:

Pacific Green Technologies Inc. of 5205 Prospect Road, San Jose,

California, USA. 95129

(the "Company")

AND:

Alexander Mark Shead Esq of 10/50 Berry Street, North Sydney

NSW 2060 Australia

(the "Director")

WHEREAS:

A.                   The Company desires to appoint the Director to its board of directors in order to perform services customary to that which is expected of a member of a board of directors of a publicly reporting company (the "Services");

B.                   The Director has agreed to provide the Services to the Company on the terms and conditions of this Agreement.

  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1

APPOINTMENT AND AUTHORITY OF DIRECTOR

1.1                  Appointment of Director. The Company hereby appoints the Director to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Director to exercise such powers as provided under this Agreement. The Director accepts such appointment on the terms and conditions herein set forth.

1.2                  Performance of Services. The Services hereunder have been and shall continue to be provided on the basis of the following terms and conditions:

(a)	the Director shall report directly to the Board of Directors of the Company;
(b)	the Director shall faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder, including the Services, are to the satisfaction of the Company, acting reasonably, and the Director shall provide any other services not specifically mentioned herein, but which a director by law must perform in the discharge of his fiduciary duties and to ensure that the best interests of the Company arc maintained; and

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(c)	the Company shall report the results of the Director's duties hereunder as may be requested by the Company from time to time.

1.3                  Authority of Director. The Director shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company or by law.

1.4                  Independent Director. In performing the Services, the Director shall be an independent Director and not an employee or agent of the Company, except that the Director shall be the agent of the Company solely in circumstances where the Director must be the agent to carry out its obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Director to provide the Services exclusively to the Company and the Director hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Director's behalf and the Director or any of its agents shall not be entitled to the fringe benefits provided by the Company to its employees.

ARTICLE 2

DIRECTOR'S AGREEMENTS

2.1                  Expense Statements. The Director may incur expenses in the name of the Company as agreed in advance in writing by the Company, provided that such expenses relate solely to the carrying out of the Services. The Director will immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis. The Director agrees to obtain approval from the Company in writing for any individual expense of $500 or greater or any aggregate expense in excess of $1,000 incurred in any given month by the Director in connection with the carrying out of the Services.

2.2                  Travel Expenses. The Company may require the Director to travel or temporarily relocate to oversee local operations, If relocation or travel is required, the Company shall provide the Director with reasonable accommodations as well as travel expenses. During extended relocation, the Director shall be provided with paid visits back to his home residence. Any expenses subject to this Section 2.2 shall be discussed and agreed upon by the Director and the Company before they are undertaken.

2.3                  Regulatory Compliance. The Director agrees to comply with all applicable securities legislation and regulatory policies in relation to providing the Services, including but not limited to United States securities laws (in particular, Regulation FD) and the policies of the United States Securities and Exchange Commission.

2.4                  Prohibition Against Insider Trading. The Director hereby acknowledges that the Director is aware, and further agrees that the Director will advise those of its directors, officers, employees and agents who may have access to Confidential Information, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

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ARTICLE 3

COMPANY'S AGREEMENTS

3.1                  Cash Compensation. Compensation for agreeing to enter into this Agreement and provide the Services to be rendered by the Director pursuant to this Agreement shall be $1,000 per calendar month for the term of this Agreement (defined in Section 4.1 below).

3.2                  Information. Subject to the terms of this Agreement, including without limitation Article 5 hereof, and provided that the Director agrees that it will not disclose any material non-public information to any person or entity, the Company shall make available to the Director such information and data and shall permit the Director to have access to such documents as are reasonably necessary to enable it to perform the Services under this Agreement or to defend any claim brought against, or investigation into, the Director by any person or authority in relation to the Company The Company also agrees that it will act reasonably and promptly in reviewing materials submitted to it from time to time by the Director and inform the Director of any material inaccuracies or omissions in such materials.

3.3                  Indemnification. The Company shall indemnify the Director from and against all claims, losses and expenses (including legal costs and expenses) suffered or incurred by the Director in connection with the performance of the Director's obligations under this Agreement or as a director or officer of the Company. For the avoidance of doubt, the indemnity will not apply where it is established that the Director has been guilty of fraud or other willful dishonesty.

ARTICLE 4

DURATION, TERMINATION AND DEFAULT

4.1                  Effective Date. This Agreement shall become effective as of 20th July 2015 (the "Effective Date", and shall continue for a period of twelve (12) months from the Effective Date (the "Term") or until earlier terminated pursuant to the terms of this Agreement.

4.2                  Termination. Without prejudicing any other rights that the Company may have hereunder or at law or in equity, the Company may terminate this Agreement immediately upon it election to do so, or if it so elects, upon delivery of written notice to the Director if:

(a)	the Director breaches section 2.3 or 2.4 of this Agreement;
(b)	the Director breaches any other material term of this Agreement and such breach is not cured to the reasonable satisfaction of the Company within thirty (30) days after written notice describing the breach in reasonable detail is delivered to the Director;
(c)	the Company determines that the Director has acted, is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information as provided for in this Agreement;
(d)	the Director is unable or unwilling to perform the Services under this Agreement, or
(e)	the Director commits fraud, neglect or misconduct in the discharge of his Services.

4.3                  Termination with Notice. Either the Director or the Company may terminate this Agreement by providing at least thirty (30) days prior written notice to the other party.

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4.4                  Duties Upon Termination. Upon termination of this Agreement for any reason, the Director shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and
(b)	all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts in his possession, provided that the Director shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

ARTICLE 5

CONFIDENTIALITY AND NON-COMPETITION

5.1                  Maintenance of Confidential Information. The Director acknowledges that in the course of its appointment hereunder the Director will, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the "Confidential Information"). For the purposes of this Agreement, "Confidential Information" includes, without limitation, any and all Developments (as defined herein), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or unpatentable. The Director acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly the Director covenants and agrees that during the Term and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Director, the Director will keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

5.2                  Exceptions. The general prohibition contained in Section 5.1 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

(a)	is available to the public generally in the form disclosed;
(b)	becomes part of the public domain through no fault of the Director;
(c)	is already in the lawful possession of the Director at the time of receipt of the Confidential Information; or
(d)	is compelled by applicable law to be disclosed, provided that the Director gives the Company prompt written notice of such; requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

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5.3                  Developments. Any information, data, work product or any other thing or documentation whatsoever which the Director, either by itself or in conjunction with any third party, conceives, makes, develops, acquires or acquires knowledge of during the Director's appointment with the Company or which the Director, either by itself or in conjunction with any third party, shall conceive, make, develop, acquire or acquire knowledge of (collectively the "Developments") in the course of performing the Services under this Agreement and during the Term or at any time thereafter during which the Director is engaged by the Company that is related to the Company's business of developing and commercializing its technologies and intellectual property regarding clean energy, renewable power plants and emission control shall automatically form part of the Confidential Information and shall become and remain the sole and exclusive property of the Company. Accordingly, the Director does hereby irrevocably, exclusively and absolutely assign, transfer and convey to the Company in perpetuity all worldwide right, title and interest in and to any and all Developments and other rights of whatsoever nature and kind in or arising from or pertaining to all such Developments created or produced by the Director during the course of performing this Agreement, including, without limitation, the right to effect any registration in the world to protect the foregoing rights. The Company shall have the sole, absolute and unlimited right throughout the world, therefore, to protect the Developments by patent, copyright, industrial design, trademark or otherwise and to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Developments, in whole or in part, or combine the Developments with any other matter, or not use the Developments at all, as the Company sees fit.

5.4                  Protection of Developments. The Director does hereby agree that, both before and after the termination of this Agreement, the Director shall perform such further acts and execute and deliver such further instruments, writings, documents and assurances (including, without limitation, specific assignments and other documentation which may be required anywhere in the world to register evidence of ownership of the rights assigned pursuant hereto) as the Company shall reasonably require in order to give full effect to the true intent and purpose of the assignment made under Section 5.3 hereof. If the Company is for any reason unable, after reasonable effort, to secure execution by the Director on documents needed to effect any registration or to apply for or prosecute any right or protection relating to the Developments, the Director hereby designates and appoints the Company and its duly authorized officers and agents as the Director's agent and attorney to act for and in the Director's behalf and stead to execute and file any such document and do all other lawfully permitted acts necessary or advisable in the opinion of the Company to effect such registration or to apply for or prosecute such right or protection, with the same legal force and effect as if executed by the Director.

5.5                  Remedies. The parties to this Agreement recognize that any violation or threatened violation by the Director of any of the provisions contained in this Article 5 will result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone. Accordingly, the Director agrees that in the event of any such violation or threatened violation, the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

5.6                  Reasonable Restrictions. The Director agrees that all restrictions in this Article 5 are reasonable and valid, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Director.

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ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DIRECTOR

6.1                  Representations, Warranties and Covenants of the Director. The Director hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the end of the expiry of the Term or early termination of this Agreement) that:

(a)	The Director is not a US Person as that term is defined in Regulation S promulgated under the 1933 Act;
(b)	the entering into of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Director;
(c)	the entering into of this Agreement and the transactions contemplated thereby will not result in the violation of any of the terms and provisions of any law applicable to the Director, or of any agreement, written or oral, to which the Director may be a party or by which the Director is or may be bound;
(d)	the Director has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Director enforceable against the Director in accordance with its terms;
(e)	the Director has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Company;
(f)	the Director is not an underwriter of, or dealer in, the common shares of the Company, nor is the Director participating, pursuant to a contractual agreement or otherwise.

ARTICLE 7

MISCELLANEOUS

7.1                  Notices. All notices required or allowed to be given under this Agreement shall be made either personally by delivery to or by facsimile transmission to the address set forth above or to such other address as may be designated from time to time by such party in writing.

7.2                  Independent Legal Advice. The Director acknowledges that:

(a)	this Agreement was prepared for the Company;
(b)	the Director has been requested to obtain his own independent legal advice on this Agreement prior to signing this Agreement;
(c)	the Director has been given adequate time to obtain independent legal advice;
(d)	by signing this Agreement, the Director confirms that he fully understands this Agreement; and
(e)	by signing this Agreement without first obtaining independent legal advice, the Director waives his right to obtain independent legal advice.

7.3                  Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

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7.4                  Entire Agreement. As of from the date hereof, any and all previous agreements, written or oral between the parties hereto or on their behalf relating to the appointment of the Director by the Company are null and void. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

7.5                  Further Assurances. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

7.6                  Waiver. No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

7.7                  Amendments in Writing. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

7.8                  Assignment. Except as herein expressly provided, the respective rights and obligations of the Director and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon the Director and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.9                  Severability. In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

7.10                Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

7.11                Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

7.12                Time. Time shall be of the essence of this Agreement. In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a business day. For the purposes of this Agreement, "business day" means a day which is not Saturday or Sunday or a statutory holiday in British Columbia, Canada.

7.13                Enurement. This Agreement is intended to bind and enure to the benefit of the Company, its successors and assigns, and the Director and the personal legal representatives of the Director.

7.14                Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

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7.15                Currency. Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

7.16                Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the effective date of this Agreement.

7.17                Proper Law. This Agreement will be governed by and construed in accordance with the law of the State of Delaware. The parties hereby attorn to the jurisdiction of the Courts in the State of Delaware.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PACIFIC GREEN TECHNOLOGIES INC.

Per:

                                                  , President

ALEXANDER MARK SHEAD

Per:

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7.17                Proper Law. This Agreement will be governed by and construed in accordance with the law of the State of Delaware. The parties hereby attorn to the jurisdiction of the Courts in the State of Delaware.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PACIFIC GREEN TECHNOLOGIES INC.

Per:

                                                  , President

ALEXANDER MARK SHEAD

Per:

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